UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported) January 7, 2008

Commission File Number 000-03718

PARK CITY GROUP, INC.
(Exact name of small business issuer as specified in its charter)

Nevada	37-1454128
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification No.)

3160 Pinebrook Road; Park City, Utah 84098
(Address of principal executive offices)

(435) 645-2000
(Registrant's telephone number)

____________________________________________________
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 5 – Corporate Governance and Management

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On, January 4, 2008, the Registrant appointed Richard S. Krause to be a Director to fill a vacancy on the board and to serve until the next annual meeting of the shareholders.

The following press release announcing this appointment was published January 7, 2008:

Media Contact:
Jeffrey Scott
SplitRock Communications
(408) 884-4017
jeff@splitrockpr.com

Park City Group Appoints Noted Innovative Business Leader Richard S. Krause to Board of Directors

Park City, Utah – January --, 2008:  Park City Group, Inc. (OTCBB: PCYG), a leading provider of patented inventory and labor optimization software solutions for retailers, announced today that innovative business leader Mr. Richard S. Krause has joined its Board of Directors.

Mr. Krause is a seasoned executive with many years of experience in senior leadership roles with consumer packaged goods manufacturers and marketers such as Procter & Gamble, Newell Rubbermaid and ConAgra Foods.  Mr. Krause has over twenty years of experience in leading organizations through significant milestones and inflection points by creating motivated, highly competitive, and winning cultures.

Mr. Krause is currently President and Chief Executive Officer of Elan Nutrition, Inc. (an affiliate of Sun Capital Partners, Inc.) a major manufacturer and formulator of sports-performance, weight management and healthy lifestyle nutrition bars.  Prior to this, he was President of Cannon Solutions, Inc., a global operating group with businesses in the merchandising systems, automated distribution and retail technologies sectors serving major brand marketers and retailers.

Throughout his career, Mr. Krause has consistently developed and instituted share increasing, cost saving, and revenue building programs for several well-known consumer packaged goods brands. He has also successfully partnered with major retailers and brand marketers to build businesses globally.

 “As we continue to refine and advance our marketing and sales models, Richard’s leadership, vision and years of experience in the retail sector will be invaluable assets for our team,” noted Randall K. Fields, Park City Group’s Chairman.  “Richard brings his unique talents and innovative thinking to a team of industry leaders who are committed to helping Park City Group execute its core business strategy and enhance value for all PCG stockholders.”

About Park City Group
Park City Group, Inc. develops and markets patented computer software that helps its retail customers to increase their sales while reducing their inventory and labor costs: the two largest controllable expenses in the retail industry. The technology has its genesis in the operations of Mrs. Fields Cookies, co-founded by Randy Fields, CEO of Park City Group, Inc. Industry leading customers such as The Home Depot, Victoria’s Secret, Pacific Sunwear of California, Anheuser Busch Entertainment and Tesco Lotus benefit from our software. To find out more about Park City Group (OTCBB: PCYG) visit our website at www.parkcitygroup.com.

Statements in this press release that relate to Park City Group’s future plans, objectives, expectations, performance, events and the like are forward-looking statements. Future events, risks and uncertainties, individually or in the aggregate, could cause actual results to differ materially from those expressed or implied in these statements. Those factors could include changes in economic conditions that may change demand for the Company’s products and services and other factors discussed in the “forward-looking information” section and the “risk factor” section of the management's discussion and analysis included in the Company’s report on Form 10-KSB/A for the year ended June 30, 2007 filed with the Securities and Exchange Commission. This release is comprised of interrelated information that must be interpreted in the context of all of the information provided and care should be exercised not to consider portions of this release out of context. Park City Group uses paid services of investor relations organizations to promote the Company to the investment community. Investments in any company should be considered speculative and prior to acquisition, should be thoroughly researched. Park City Group does not intend to update these forward-looking statements prior to announcement of quarterly or annual results.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: January 7, 2008	PARK CITY GROUP, INC.

By: /s/ John Merrill
CFO